Exhibit 99.1
BANKUNITED, INC. REPORTS 2022 RESULTS

Miami Lakes, Fla. — January 19, 2023 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter and year ended December 31, 2022.
"We finished 2022 strong, with good growth, margin expansion and the launch of Atlanta and the Dallas branch. We're optimistic going into 2023." said Rajinder Singh, Chairman, President and Chief Executive Officer.
For the quarter ended December 31, 2022, the Company reported net income of $64.2 million, or $0.82 per diluted share, compared to $87.9 million, or $1.12 per diluted share for the immediately preceding quarter ended September 30, 2022 and $125.3 million, or $1.41 per diluted share, for the quarter ended December 31, 2021. For the year ended December 31, 2022, the Company reported net income of $285.0 million, or $3.54 per diluted share, compared to $415.0 million, or $4.52 per diluted share, for the year ended December 31, 2021.
Quarterly Highlights
•BankUnited was ranked #1 in comprehensive innovation, #2 in bank reputation among customers and #9 in bank reputation among non-customers in an annual survey by the American Banker and RepTrak, published in November 2022. The survey encompassed 41 large, regional and nontraditional banks.
•Pre-tax, pre-provision net revenue ("PPNR") was $121.4 million for the quarter ended December 31, 2022, compared to $120.8 million for the immediately preceding quarter ended September 30, 2022 and $63.8 million for the quarter ended December 31, 2021. PPNR for the quarter ended December 31, 2021 was impacted by certain significant notable items, further discussed below in the section titled "Non-interest income and Non-interest expense."
•Loans grew by $619 million for the quarter ended December 31, 2022. The core C&I and commercial real estate portfolio segments grew by a total of $722 million. For the year ended December 31, 2022, excluding the decline in PPP loans, total loans grew by 6% or $1.4 billion.
•Total deposits grew by $160 million during the quarter ended December 31, 2022. Not unexpectedly in the current interest rate environment, non-interest bearing demand deposits declined by $756 million to 29% of total deposits, while interest bearing deposits grew by $916 million.
•The net interest margin, calculated on a tax-equivalent basis, expanded to 2.81% for the quarter ended December 31, 2022, from 2.76% for the immediately preceding quarter and 2.44% for the quarter ended December 31, 2021. Net interest income increased by $7.2 million, compared to the immediately preceding quarter ended September 30, 2022 and by $37.1 million compared to the quarter ended December 31, 2021. Net interest income for the year ended December 31, 2022 grew by 15% compared to the prior year, while the net interest margin expanded by 30 basis points year-over-year.
•In response to the rising interest rate environment and tightening liquidity, the average cost of total deposits rose to 1.42% for the quarter ended December 31, 2022, from 0.78% for the immediately preceding quarter ended September 30, 2022 and 0.19% for the quarter ended December 31, 2021. The yield on average interest earning assets increased to 4.60% for the quarter ended December 31, 2022, from 3.80% for the immediately preceding quarter and 2.81% for the quarter ended December 31, 2021.
•For the quarter ended December 31, 2022, the Company recorded a provision for credit losses of $39.6 million compared to provisions of $3.7 million and $0.2 million for the quarters ended September 30, 2022 and December 31, 2021, respectively. Despite the decline in non-performing loans, we built reserves during the quarter in light of a worsening baseline economic forecast and a heightened level of uncertainty regarding the trajectory of the economy. The provision for credit losses for the quarter ended December 31, 2022 was also impacted by loan growth and an increase in certain specific reserves. The ratio of the ACL to total loans increased to 0.59%, from 0.54% at September 30, 2022.
•During the quarter ended December 31, 2022, the Company repurchased approximately 1.9 million shares of its common stock for an aggregate purchase price of $64.7 million, at a weighted average price of $33.92 per share.

Loans
A comparison of loan portfolio composition at the dates indicated follows (dollars in thousands):

	December 31, 2022		September 30, 2022		December 31, 2021
Residential and other consumer loans	$8,900,714	35.7%	$8,853,884	36.4%	$8,368,380	35.2%
Non-owner occupied commercial real estate	5,405,597	21.7%	5,331,232	22.1%	5,536,348	23.3%
Construction and land	294,360	1.2%	246,202	1.0%	165,390	0.7%
Owner occupied commercial real estate	1,890,813	7.6%	1,919,074	7.9%	1,944,658	8.2%
Commercial and industrial	6,414,351	25.9%	5,786,907	23.9%	4,790,275	20.2%
PPP	3,370	—%	10,191	—%	248,505	1.0%
Pinnacle	912,122	3.7%	932,187	3.8%	919,641	3.9%
Bridge - franchise finance	253,774	1.0%	254,137	1.0%	342,124	1.4%
Bridge - equipment finance	286,147	1.1%	310,035	1.3%	357,599	1.5%
Mortgage warehouse lending ("MWL")	524,740	2.1%	622,883	2.6%	1,092,133	4.6%
	$24,885,988	100.0%	$24,266,732	100.0%	$23,765,053	100.0%
Total loans grew by $619 million for the quarter ended December 31, 2022. In the aggregate, the core C&I and commercial real estate portfolio segments grew by $722 million. The commercial and industrial segment, including owner-occupied commercial real estate, grew by $599 million for the quarter, while commercial real estate loans grew by $123 million. As expected, the remaining commercial segments declined during the quarter while the residential portfolio grew modestly.
Asset Quality and the Allowance for Credit Losses ("ACL")
Non-performing loans totaled $105.0 million or 0.42% of total loans at December 31, 2022, down from $156.4 million or 0.64% of total loans at September 30, 2022 and $205.9 million or 0.87% of total loans at December 31, 2021. Non-performing loans included $40.3 million, $41.8 million and $46.1 million of the guaranteed portion of SBA loans on non-accrual status, representing 0.16%, 0.17% and 0.19% of total loans at December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
The following table presents criticized and classified commercial loans at the dates indicated (in thousands):

	December 31, 2022	September 30, 2022	December 31, 2021
Special mention	$51,433	$26,939	$148,593
Substandard - accruing	605,965	662,716	1,136,378
Substandard - non-accruing	75,125	104,994	129,579
Doubtful	7,990	32,093	47,754
Total	$740,513	$826,742	$1,462,304
The following table presents the ACL and related ACL coverage ratios at the dates indicated and net charge-off rates for the periods ended December 31, 2022, September 30, 2022, and December 31, 2021 (dollars in thousands):

	ACL	ACL to Total Loans	ACL to Non-Performing Loans	Net Charge-offs to Average Loans (1)
December 31, 2021	$126,457	0.53%	61.41%	0.29%
September 30, 2022	$130,671	0.54%	83.54%	0.16%
December 31, 2022	$147,946	0.59%	140.88%	0.22%

(1)    Annualized for the nine months ended September 30, 2022.
The ACL at December 31, 2022 represents management's estimate of lifetime expected credit losses given our assessment of historical data, current conditions and a reasonable and supportable economic forecast as of the balance sheet date. For the quarter ended December 31, 2022, the Company recorded a provision for credit losses of $39.6 million, including $40.4 million related to funded loans. The most significant factor impacting the provision for credit losses for the quarter ended December 31, 2022 was the economic forecast and uncertainty about the trajectory of the economy, which impacted both the quantitative and qualitative portions of the ACL. New loan production and increases in certain specific reserves also impacted the provision for the quarter.

For the year ended December 31, 2022 the provision for credit losses totaled $75.2 million, compared to a recovery of the provision of $(67.1) million for the year ended December 31, 2021. The provision for 2022 reflected consideration of emerging economic uncertainty and increasing probability of a recession, while the recovery for 2021 reflected the release of reserves built at the time of onset of the COVID-19 pandemic.
The following table summarizes the activity in the ACL for the periods indicated (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Beginning balance	$130,671	$159,615	$126,457	$257,323
Provision (recovery)	40,408	1,067	73,814	(64,456)
Net charge-offs	(23,133)	(34,225)	(52,325)	(66,410)
Ending balance	$147,946	$126,457	$147,946	$126,457
Net Interest Income
Net interest income for the quarter ended December 31, 2022 was $243.1 million, compared to $235.8 million for the immediately preceding quarter ended September 30, 2022 and $206.0 million for the quarter ended December 31, 2021. Interest income increased by $75.5 million for the quarter ended December 31, 2022, compared to the immediately preceding quarter while interest expense increased by $68.2 million.
The Company’s net interest margin, calculated on a tax-equivalent basis, increased by 0.05% to 2.81% for the quarter ended December 31, 2022, from 2.76% for the immediately preceding quarter ended September 30, 2022. Factors impacting the net interest margin for the quarter ended December 31, 2022 included:
•The tax-equivalent yield on investment securities increased to 4.33% for the quarter ended December 31, 2022, from 3.12% for the quarter ended September 30, 2022. This increase resulted from the reset of coupon rates on variable rate securities and to a lesser extent, purchases of higher yielding securities.
•The tax-equivalent yield on loans increased to 4.72% for the quarter ended December 31, 2022, from 4.11% for the quarter ended September 30, 2022. The resetting of variable rate loans to higher coupon rates and origination of new loans at higher rates contributed to the increase.
•The average rate paid on interest bearing deposits increased to 2.06% for the quarter ended December 31, 2022, from 1.14% for the quarter ended September 30, 2022, in response to the rising interest rate environment and tightening liquidity conditions. Time deposits grew as a percentage of interest bearing deposits as we deployed a strategy to extend the term of interest bearing deposits.
•The average rate paid on FHLB advances increased to 3.44% for the quarter ended December 31, 2022, from 2.25% for the quarter ended September 30, 2022, primarily in response to the rising interest rate environment.
Non-interest income and Non-interest expense
Non-interest income totaled $26.8 million for the quarter ended December 31, 2022, compared to $23.1 million for the quarter ended September 30, 2022 and $45.6 million for the quarter ended December 31, 2021. During the quarter ended December 31, 2021, the Company sold a portfolio of single-family residential loans for a gain of $18.2 million.
Non-interest income totaled $77.6 million for the year ended December 31, 2022, compared to $134.2 million for the year ended December 31, 2021. The year-over-year decline is primarily attributable to (i) the gain on sale of residential loans in the fourth quarter of 2021 discussed above, (ii) a $19.7 million decline in the fair value of certain preferred stock investments included in net loss on investment securities for the year ended December 31, 2022, and (iii) a decline in "other" non-interest income related primarily to lower BOLI revenue.
Non-interest expense totaled $148.5 million for the quarter ended December 31, 2022, compared to $138.1 million for the immediately preceding quarter ended September 30, 2022 and $187.9 million for the quarter ended December 31, 2021. Non-interest expense totaled $540.3 million and $547.6 million for the years ended December 31, 2022 and 2021, respectively. Non-interest expense for the quarter and year ended December 31, 2021 included a loss of $44.8 million on discontinuance of cash flow hedges. Quarter-over-quarter and year-over-year increases in employee compensation and benefits and in technology expense reflected labor market dynamics and continued investment in people and technology to support future growth.

Provision (benefit) for income taxes
The effective income tax rate was 21.5% and 24.0% for the quarter and year ended December 31, 2022, compared to (97.2)% and 7.7% for the quarter and year ended December 31, 2021. The effective income tax rate for both the quarter and year ended December 31, 2021 was positively impacted by $69.1 million in discrete tax benefits recognized in the fourth quarter of 2021.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Thursday, January 19, 2023 with Chairman, President and Chief Executive Officer, Rajinder P. Singh, Chief Financial Officer, Leslie N. Lunak and Chief Operating Officer, Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://register.vevent.com/register/BI9a423dcb6b32467695ab75bc2d26717e. For those unable to join the live event, an archived webcast will be available in the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $37.0 billion at December 31, 2022, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida with 54 banking centers in 12 Florida counties, 4 banking centers in the New York metropolitan area, and 1 banking center located in Dallas, Texas.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance.
The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitations) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).
Contact
BankUnited, Inc.
Investor Relations:
Leslie N. Lunak, 786-313-1698, llunak@bankunited.com
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	December 31, 2022	December 31, 2021
ASSETS
Cash and due from banks:
Non-interest bearing	$16,068	$19,143
Interest bearing	556,579	295,714
Cash and cash equivalents	572,647	314,857
Investment securities (including securities recorded at fair value of $9,745,327 and $10,054,198)	9,755,327	10,064,198
Non-marketable equity securities	294,172	135,859
Loans	24,885,988	23,765,053
Allowance for credit losses	(147,946)	(126,457)
Loans, net	24,738,042	23,638,596
Bank owned life insurance	308,212	309,477
Operating lease equipment, net	539,799	640,726
Goodwill	77,637	77,637
Other assets	740,876	634,046
Total assets	$37,026,712	$35,815,396

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$8,037,848	$8,975,621
Interest bearing	2,142,067	3,709,493
Savings and money market	13,061,341	13,368,745
Time	4,268,078	3,384,243
Total deposits	27,509,334	29,438,102
Federal funds purchased	190,000	199,000
FHLB advances	5,420,000	1,905,000
Notes and other borrowings	720,923	721,416
Other liabilities	750,474	514,117
Total liabilities	34,590,731	32,777,635

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 75,674,587 and 85,647,986 shares issued and outstanding	757	856
Paid-in capital	321,729	707,503
Retained earnings	2,551,400	2,345,342
Accumulated other comprehensive loss	(437,905)	(15,940)
Total stockholders' equity	2,435,981	3,037,761
Total liabilities and stockholders' equity	$37,026,712	$35,815,396

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Interest income:
Loans	$288,973	$244,884	$198,275	$934,642	$800,819
Investment securities	105,172	77,109	38,201	280,100	152,619
Other	7,345	4,031	1,397	15,709	6,010
Total interest income	401,490	326,024	237,873	1,230,451	959,448
Interest expense:
Deposits	94,403	53,206	13,631	179,972	67,596
Borrowings	64,021	36,982	18,227	137,519	96,164
Total interest expense	158,424	90,188	31,858	317,491	163,760
Net interest income before provision for credit losses	243,066	235,836	206,015	912,960	795,688
Provision for (recovery of) credit losses	39,608	3,720	246	75,154	(67,119)
Net interest income after provision for credit losses	203,458	232,116	205,769	837,806	862,807
Non-interest income:
Deposit service charges and fees	5,482	6,064	5,815	23,402	21,685
Gain (loss) on sale of loans, net	(335)	(613)	19,003	(2,570)	24,394
Gain (loss) on investment securities, net	320	135	590	(15,805)	6,446
Lease financing	14,153	13,180	14,041	54,111	53,263
Other non-interest income	7,193	4,306	6,173	18,498	28,365
Total non-interest income	26,813	23,072	45,622	77,636	134,153
Non-interest expense:
Employee compensation and benefits	69,902	66,097	70,561	265,548	243,532
Occupancy and equipment	10,770	11,719	12,817	45,400	47,944
Deposit insurance expense	6,205	4,398	3,471	17,999	18,695
Professional fees	3,028	3,184	8,023	11,730	14,386
Technology	22,388	19,813	18,221	77,103	67,500
Discontinuance of cash flow hedges	—	—	44,833	—	44,833
Depreciation and impairment of operating lease equipment	12,547	12,646	15,769	50,388	53,764
Other non-interest expense	23,639	20,248	14,165	72,142	56,921
Total non-interest expense	148,479	138,105	187,860	540,310	547,575
Income before income taxes	81,792	117,083	63,531	375,132	449,385
Provision (benefit) for income taxes	17,585	29,233	(61,724)	90,161	34,401
Net income	$64,207	$87,850	$125,255	$284,971	$414,984
Earnings per common share, basic	$0.83	$1.13	$1.42	$3.55	$4.52
Earnings per common share, diluted	$0.82	$1.12	$1.41	$3.54	$4.52

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended December 31, 2022			Three Months Ended September 30, 2022			Three Months Ended December 31, 2021

	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$24,624,062	$292,272	4.72%	$24,053,742	$248,168	4.11%	$22,919,535	$201,345	3.50%
Investment securities (3)	9,788,969	106,034	4.33%	9,981,486	77,840	3.12%	10,113,026	38,889	1.54%
Other interest earning assets	710,315	7,345	4.10%	596,879	4,031	2.68%	1,184,056	1,397	0.47%
Total interest earning assets	35,123,346	405,651	4.60%	34,632,107	330,039	3.80%	34,216,617	241,631	2.81%
Allowance for credit losses	(137,300)			(133,828)			(149,319)
Non-interest earning assets	1,837,156			1,703,371			1,767,850
Total assets	$36,823,202			$36,201,650			$35,835,148
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$2,183,854	$6,704	1.22%	$2,306,906	$4,104	0.71%	$3,058,355	$1,481	0.19%
Savings and money market deposits	12,054,892	68,001	2.24%	13,001,566	39,838	1.22%	13,460,084	9,619	0.28%
Time deposits	3,960,111	19,698	1.97%	3,255,869	9,264	1.13%	3,399,302	2,531	0.30%
Total interest bearing deposits	18,198,857	94,403	2.06%	18,564,341	53,206	1.14%	19,917,741	13,631	0.27%
Federal funds purchased	175,637	1,677	3.74%	153,905	833	2.12%	56,793	13	0.09%
FHLB advances	6,125,435	53,084	3.44%	4,739,457	26,890	2.25%	1,909,450	8,957	1.86%
Notes and other borrowings	721,044	9,260	5.14%	721,164	9,259	5.14%	721,525	9,257	5.13%
Total interest bearing liabilities	25,220,973	158,424	2.49%	24,178,867	90,188	1.48%	22,605,509	31,858	0.56%
Non-interest bearing demand deposits	8,237,885			8,749,794			9,330,805
Other non-interest bearing liabilities	879,207			697,440			785,254
Total liabilities	34,338,065			33,626,101			32,721,568
Stockholders' equity	2,485,137			2,575,549			3,113,580
Total liabilities and stockholders' equity	$36,823,202			$36,201,650			$35,835,148
Net interest income		$247,227			$239,851			$209,773
Interest rate spread			2.11%			2.32%			2.25%
Net interest margin			2.81%			2.76%			2.44%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Years Ended December 31,
	2022			2021
	Average Balance	Interest (1)	Yield/ Rate (1)	Average Balance	Interest (1)	Yield/ Rate (1)
Assets:
Interest earning assets:
Loans	$23,937,857	$947,386	3.96%	$23,083,973	$814,101	3.53%
Investment securities (2)	10,081,701	283,081	2.81%	9,873,178	155,353	1.57%
Other interest earning assets	675,068	15,709	2.33%	1,093,869	6,010	0.55%
Total interest earning assets	34,694,626	1,246,176	3.59%	34,051,020	975,464	2.86%
Allowance for credit losses	(132,033)			(197,212)
Non-interest earning assets	1,721,570			1,770,685
Total assets	$36,284,163			$35,624,493
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$2,538,906	13,919	0.55%	$3,027,649	8,550	0.28%
Savings and money market deposits	12,874,240	130,705	1.02%	13,339,651	43,082	0.32%
Time deposits	3,338,671	35,348	1.06%	3,490,082	15,964	0.46%
Total interest bearing deposits	18,751,817	179,972	0.96%	19,857,382	67,596	0.34%
Federal funds purchased	157,979	2,723	1.72%	33,945	30	0.09%
FHLB advances	4,383,507	97,763	2.23%	2,622,723	59,116	2.25%
Notes and other borrowings	721,223	37,033	5.13%	721,803	37,018	5.13%
Total interest bearing liabilities	24,014,526	317,491	1.32%	23,235,853	163,760	0.70%
Non-interest bearing demand deposits	8,861,111			8,480,964
Other non-interest bearing liabilities	708,473			784,031
Total liabilities	33,584,110			32,500,848
Stockholders' equity	2,700,053			3,123,645
Total liabilities and stockholders' equity	$36,284,163			$35,624,493
Net interest income		$928,685			$811,704
Interest rate spread			2.27%			2.16%
Net interest margin			2.68%			2.38%

(1)    On a tax-equivalent basis where applicable
(2)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
c	2022	2021	2022	2021
Basic earnings per common share:
Numerator:
Net income	$64,207	$125,255	$284,971	$414,984
Distributed and undistributed earnings allocated to participating securities	(1,519)	(2,059)	(5,075)	(5,991)
Income allocated to common stockholders for basic earnings per common share	$62,688	$123,196	$279,896	$408,993
Denominator:
Weighted average common shares outstanding	77,043,587	88,123,835	80,032,356	91,612,243
Less average unvested stock awards	(1,207,275)	(1,193,180)	(1,224,568)	(1,212,055)
Weighted average shares for basic earnings per common share	75,836,312	86,930,655	78,807,788	90,400,188
Basic earnings per common share	$0.83	$1.42	$3.55	$4.52
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$62,688	$123,196	$279,896	$408,993
Adjustment for earnings reallocated from participating securities	(184)	(234)	(626)	(585)
Income used in calculating diluted earnings per common share	$62,504	$122,962	$279,270	$408,408
Denominator:
Weighted average shares for basic earnings per common share	75,836,312	86,930,655	78,807,788	90,400,188
Dilutive effect of certain share-based awards	127	—	94	134
Weighted average shares for diluted earnings per common share	75,836,439	86,930,655	78,807,882	90,400,322
Diluted earnings per common share	$0.82	$1.41	$3.54	$4.52

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Financial ratios (4)
Return on average assets	0.69%	1.39%	0.79%	1.16%
Return on average stockholders’ equity	10.3%	16.0%	10.6%	13.3%
Net interest margin (3)	2.81%	2.44%	2.68%	2.38%

	December 31, 2022	December 31, 2021
Asset quality ratios
Non-performing loans to total loans (1)(5)	0.42%	0.87%
Non-performing assets to total assets (2)(5)	0.29%	0.58%
Allowance for credit losses to total loans	0.59%	0.53%
Allowance for credit losses to non-performing loans (1)(5)	140.88%	61.41%
Net charge-offs to average loans	0.22%	0.29%

(1)    We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(2)    Non-performing assets include non-performing loans, OREO and other repossessed assets.
(3)    On a tax-equivalent basis.
(4) Annualized for the three month periods.
(5)    Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $40.3 million or 0.16% of total loans and 0.11% of total assets at December 31, 2022 and $46.1 million or 0.19% of total loans and 0.13% of total assets at December 31, 2021.

	December 31, 2022		December 31, 2021		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	7.5%	8.4%	8.4%	9.6%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	11.0%	12.4%	12.6%	14.5%	6.5%
Total risk-based capital	12.7%	12.9%	14.3%	14.9%	10.0%

Non-GAAP Financial Measures
PPNR is a non-GAAP financial measure. Management believes this measure is relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses, particularly in view of recent volatility of the provision for credit losses. This measure also provides a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts. The following table reconciles the non-GAAP financial measure of PPNR to the comparable GAAP financial measurement of income before income taxes at the dates indicated (in thousands):

	December 31, 2022	September 30, 2022	December 31, 2021
Income before income taxes (GAAP)	$81,792	$117,083	$63,531
Plus: provision for credit losses	39,608	3,720	246
PPNR (non-GAAP)	$121,400	$120,803	$63,777